Exhibit 10.1

AMENDMENT TO

LICENSE AGREEMENT

This Amendment to License Agreement (“Agreement”) made as of June 1, 2006 by and between SCOLR Pharma, Inc., a Delaware corporation formerly known as Nutraceutix, Inc. (hereafter referred to as “Company”), and Temple University – Of The Commonwealth System of Higher Education (hereinafter referred to as “Temple”).

WITNESSETH:

WHEREAS, the Company and Temple entered into a License Agreement effective September 6, 2000, as amended on October 1, 2002, relating to the grant of an exclusive worldwide license of Temple’s interest in United States Patent Application No. 09/037,096, any patents issuing therefrom and any foreign counterparts thereof (“License Agreement”);

WHEREAS, Viness Pillay and Reza Fassihi are the named inventors of Patent;

WHEREAS, Temple’s Invention and Patent Policy last amended November 14, 1989 (hereafter referred to as the “Policy”), Temple is the assignee of the entire right, title and interest in the Patent and its foreign counterparts (hereafter referred to, collectively as the “Patent Rights”). Temple’s rights in the Patent Rights are subject to the Inventors’ rights under the Policy, which provides, inter alia, that “The net income to the University [Temple] from a royalty agreement or other agreement resulting from the invention will be distributed as follows: 50% to the Inventor(s) and 50% to the University [Temple]…”;

WHEREAS, the Inventors have agreed to waive certain payments from Temple in consideration of a lump sum payment from the Company; and

WHEREAS, Temple has agreed to modify certain royalty and other payment obligations in consideration of the waiver from the Inventors and the payment from the Company to the Inventors.

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

Article 1. Definitions. For the purposes of this Agreement, unless the context clearly or necessarily requires, capitalized terms shall have the meanings assigned in the License Agreement.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Article 2. Amendments to Paragraph 4 of the License Agreement.

(a)	Subparagraph 4.1(c) of the License Agreement is hereby replaced in its entirety with the following:

(c) a royalty equal to [***] of Net Sales of any Licensed Product which is a prescription drug and which is sold by the Company or by its sublicensees.

(b)	Paragraph 4.3 is hereby replaced in its entirety with the following:

In further consideration of the license granted to the Company under the terms of this Agreement, the Company shall pay to Temple, on or before January 31, 2002 and annually thereafter, a non-refundable license maintenance fee regardless of or irrespective of actual Net Sales, which license maintenance fee payment may be credited against payments due Temple under Paragraph 4.1 during the same calendar year, with no carry-over of unused credit to subsequent calendar years. The amount of the license maintenance fee payment shall be [***], no more than [***] of which may be credited against payments due to Temple under Subparagraphs 4.1(a) and 4.1(b) pertaining to Supplements and OTC drugs, and no more than [***] of which may be credited against payments due to Temple under Subparagraph 4.1(c) pertaining to prescription drugs.

3. The License Agreement shall continue in full force and effect except as specifically provided in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

For Temple University - Of The Commonwealth System of Higher Education:

By:	/s/ Martin S. Dorph	Date: July 07 2006
Martin S. Dorph
Vice President, Chief Financial Officer and Treasurer

For SCOLR Pharma, Inc.:

By:	/s/ Daniel O. Wilds	Date: 6-15-06
Daniel O. Wilds
President and CEO

[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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